UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 6, 2020

BAR HARBOR BANKSHARES
(Exact Name of Registrant as Specified in its Charter)

Maine	001-13349	01-0393663
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

PO Box 400	04609-0400
82 Main Street	(Zip Code)
Bar Harbor, Maine
(Address of Principal Executive Offices)
 Registrant’s telephone number, including area code:(207) 288-3314
 Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.00 per share	BHB	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On March 6, 2020 we announced that we had extended the expiration date for our offer to exchange any or all of our outstanding 4.625% Fixed-to-Floating Subordinated Notes due 2024 that we issued in an unregistered offering on November 26, 2019 for newly issued 4.625% Fixed-to-Floating Subordinated Notes that have been registered under the Securities Act of 1933. We issued a press release titled “Bar Harbor Bankshares Announces Extension of Expiration Date of Exchange Offer,” a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 6, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: March 6, 2020	By: /s/ Josephine Iannelli
Josephine Iannelli
EVP & Chief Financial Officer